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                                                                    Exhibit 21.1
                   SUBSIDIARIES OF BRYLANE INC./BRYLANE, L.P.

VP Holding Corporation, a Delaware corporation/(1)/

VGP Corporation, a Delaware corporation/(2)/

VLP Corporation, a Delaware corporation/(2)/

Brylane, L.P., a Delaware limited partnership/(3)/

Brylane Capital Corp., a Delaware corporation/(4)/

B.L. Management Services, Inc., a Delaware corporation/(4)/

B.L. Catalog Distribution, Inc., a Delaware corporation/(4)/

B.N.Y. Service Corp., a Delaware corporation/(4)/

K.S. Management Services, Inc./(4)/

B.L. Management Services Partnership, a New York general partnership/(5)/

B.L. Catalog Distribution Partnership, an Indiana general partnership/(6)/

C.O.B. Management Services, Inc., a Delaware corporation/(4)/

Chadwick's Tradename Sub, Inc., a Delaware corporation/(4)/

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/(1)/  100% of the issued and outstanding shares of common stock of VP Holding
Corporation are owned by Brylane Inc.

/(2)/ 100% of the issued and outstanding shares of common stock of each of these entities is owned by VP Holding Corporation.

/(3)/ VGP Corporation owns the sole general partnership interest in Brylane, L.P., with a 16.6% profit and loss interest therein; VLP Corporation owns the sole limited partnership interest in Brylane, L.P., with a 83.4% profit and loss interest therein.

/(4)/ 100% of the issued and outstanding shares of common stock of each of these entities is owned by Brylane, L.P.

/(5)/ B.N.Y. Service Corp. owns a 99% general partnership interest in this partnership; B.L. Management Services, Inc. owns the remaining 1% general partnership interest.

/(6)/ Brylane, L.P. owns a 99% general partnership interest in this partnership; B.L. Catalog Distribution, Inc. owns the remaining 1% general partnership interest.